Exhibit 99.1

Press Release

6714 Pointe Inverness Way, Suite 200

December 19, 2007

Fort Wayne, IN 46804-7932

260.459.3553 Phone

260.969.3590 Fax

www.steeldynamics.com

Steel Dynamics Updates Earnings Guidance, Announces Conference Call

FORT WAYNE, INDIANA, December 19, 2007— Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that it expects fourth quarter 2007 earnings to be within the range of guidance provided in October, excluding the October 26, 2007 acquisition of OmniSource Corporation. This update is based on current information regarding the financial impact of the purchase of OmniSource, as well as quarter-to-date performance of the company’s operations.

“At the time of our October guidance, we promised a December update of our fourth quarter earnings estimates to reflect the anticipated financial impact of the OmniSource acquisition,” said Keith Busse, Chairman and CEO. “Outside of the adjustments we are making today to reflect the OmniSource acquisition, our previous estimates of earnings per diluted share would be unchanged, with our current expectation being at the middle- to low-end of guidance. We are still in the process of determining final purchase price allocations for the OmniSource acquisition and the resulting impact on our fourth quarter earnings. However, based on current estimates we believe the acquisition to be dilutive to earnings by approximately $0.07 per diluted share, resulting in an updated fourth-quarter earnings range of $0.95 to $1.00 per diluted share as compared to the $1.02 to $1.07 range that we provided in October. The October guidance did not include an estimate of OmniSource operations or purchase accounting adjustments.

The dilution in fourth quarter earnings is the result of the 9.7 million shares issued as a part of the consideration paid for the acquisition of OmniSource Corporation, as well as related additional interest expense and purchase accounting adjustments. The estimated purchase accounting adjustments for the fourth quarter are approximately $0.03 per diluted share. Regarding OmniSource’s operations since the acquisition, its performance is consistent with the dynamics of the scrap industry wherein fourth quarter shipments are often weaker seasonally, followed by increased shipments and stronger financial results in the first quarter.

“Because of our two major acquisitions in 2007, as well as our capacity expansions and product diversification at existing operations, we also want to share our early views of 2008 to provide investors a better idea of the company’s expected growth potential for the new year. Our current view is that SDI’s earnings per diluted share could be in the range of $5.00 to $5.50 for 2008. This is based on our outlook for steel markets next year, as well as company-specific growth from acquisitions and internal expansion,” Busse said.

“We are very positive about the prospects for stronger U.S. steel markets in 2008, particularly for flat-rolled steels,” Busse said. “Various positive factors exist to suggest a stronger year for flat rolled steels, including low inventories, limited imports, high steel prices abroad, and high ocean freight costs. We expect that by the beginning of the second quarter, shipping volumes and prices will have improved markedly. We also expect continued strength in structural and bar steels, which should benefit from continued North American investment in infrastructure, in institutional, industrial and distribution buildings, and energy projects. Of course, there are risks related to possible further deterioration in the U.S. economy and to specific steel-consuming sectors, but we believe the steel markets should strengthen in 2008 even without significant improvement in the U.S. economy.

“In addition, Steel Dynamics expects to benefit in 2008 from full-year contributions from the acquisitions of The Techs and OmniSource Corporation, as well as from volume growth and margin improvements due to recent capital investments. In particular, the start-up in the first quarter of our second coil-coating line at Jeffersonville, Indiana, and the start-up in the second quarter of a second rolling mill at Columbia City, Indiana, will provide increased volumes of steel shipments and potentially higher profit margins. In addition, our investments in revamping three New Millennium Building Systems fabricating plants should begin to pay off in 2008.”

Conference Call and Webcast— December 20, 2007 at 2:00 pm EDT

On Thursday, December 20, 2007 at 2:00 pm EDT, Steel Dynamics will host a conference call in which management will provide additional information concerning expected fourth quarter 2007 results. You are invited to listen to the live audio webcast over the Internet, accessible from Steel Dynamics’ Web site: www.steeldynamics.com. An audio replay of the Webcast will be available on the SDI Web site.

Dial-in information is as follows:      719-325-4762     Confirmation Code:  4042301

Regular and Special Dividends Declared

The company’s Board of Directors has approved the regular quarterly dividend of $0.10 per share and a continued special quarterly dividend of $0.05 per share to be distributed to shareholders of record at the close of business on December 31, 2007. Shareholders will receive a combined cash dividend of $0.15 per share payable on January 11, 2007.

Steel Dynamics added to NASDAQ-100 Index

On December 14, NASDAQ announced that Steel Dynamics, Inc. (NASDAQ/GS: STLD) would be added to the NASDAQ —100 Index, effective Monday, December 17, 2007. The NASDAQ-100 Index includes 100 of the largest non-financial domestic and international securities listed on the NASDAQ stock market and are based on market capitalization.

Forward-Looking Statements

This press release contains some predictive statements about future events and conditions, including statements related to conditions in the steel marketplace, Steel Dynamics’ shipments, revenues and earnings projections, costs of raw materials, future profitability and earnings, start-up of expanded or new facilities, growth of production capacity, and the accounting categorization of assets and expenses related to acquisitions. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Such predictive statements are not guarantees of future performance, and actual results could differ materially from our current expectations.

Factors that could cause such predictive statements to turn out other than as anticipated or predicted include, among others:  changes in economic conditions affecting steel consumption; increased foreign imports; increased price competition; difficulties in integrating acquired businesses; risks and uncertainties involving new products or new technologies; changes in the availability or cost of steel scrap or substitute materials; increases in energy costs; occurrence of unanticipated equipment failures and plant outages; labor unrest; and the effect of the elements on production or consumption.

In addition, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com

Forward-looking or predictive statements we make are based on our knowledge of our businesses and the environment in which they operate as of the date on which the statements were made.  Due to these risks and uncertainties, as well as matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release.  We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:  Fred Warner, Investor Relations Manager, (260) 969-3564 or f.warner@steeldynamics.com